THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

NO. ____                                                             $__________

                          HOUSTON AMERICAN ENERGY CORP.

               8.0% SUBORDINATED CONVERTIBLE NOTE DUE MAY 1, 2010

     Section 1.     General.

          FOR VALUE RECEIVED, Houston American Energy Corp., a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of_____________ _____________________, or its registered assigns (the "INVESTOR"), the principal sum of ____________________________ DOLLARS AND ZERO CENTS ($_________), or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest thereon at a rate equal to 8% (the "Interest Rate") per annum, simple interest computed on the basis of the actual number of days elapsed and a year of 360 days comprised of twelve 30 day months. Unless earlier redeemed in accordance with Section 2 or converted in accordance with
Section 5, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) May 1, 2010 (the "MATURITY DATE"); or (ii) when such amounts become due and payable as a result of, and following, an Event of Default in accordance with Section 3. All payments required to be made hereunder, if any, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts. Interest shall accrue on the unpaid balance of the principal amount of this Note (without any compounding) from and including the date hereof to, but excluding, the date on which the principal amount of this Note is paid in full (or converted in accordance with Section 5 hereof) and shall be payable on April 20 and October 20 of each year until the outstanding principal amount hereof shall be paid in full, with the first such payment of interest being due October 20, 2005.

          This is one of a duly authorized issue of notes (this note being referred to as the "NOTE" and, collectively, all similar notes issued by the Company pursuant to the Note Offering being referred to as the "NOTES") of the Company in an anticipated aggregate principal amount of up to US$2,500,000 (the "NOTE OFFERING"). Nothing herein shall restrict the ability of the Company to either increase or decrease the aggregate principal amount of Notes offered in the Note Offering.

     SECTION 2.     REDEMPTION.

          (a) Redemption at Option of the Company. At any time after May 1, 2007 and prior to the Maturity Date, the Company, at its sole election, may redeem this Note, in whole or in part, upon giving at least two business days prior written notice of intent to redeem, by paying to the Investor an amount equal to (i) for redemptions occurring after May 1, 2007 and before January 1, 2008, 103% of the portion of this Note being redeemed, plus accrued and unpaid interest on the portion of the Note being redeemed, (ii) for redemptions occurring during calendar year 2008, 102% of the portion of this Note being redeemed, plus accrued and unpaid interest on the portion of the Note being redeemed, (iii) for redemptions occurring during calendar year 2009, 101% of the portion of this Note being redeemed, plus accrued and unpaid interest on the portion of the Note being redeemed, and (iv) for redemptions occurring during calendar year 2010, 100% of the portion of this Note being redeemed, plus accrued and unpaid interest on the portion of the Note being redeemed. Except as set forth above, the Company shall have no right to prepay the Note, in whole or in part, prior to the Maturity Date.

          (b) Redemption at Option of the Investor. Prior to the Maturity Date, the Investor, at its sole election, may require the Company to redeem this Note (an "INVESTOR REDEMPTION"), in whole or in part, by providing written notice to the Company (an "INVESTOR REDEMPTION NOTICE") of its election to cause the Company to redeem this Note and the portion of the Note to be redeemed. The Company shall redeem the portion of the Note for which an Investor Redemption Notice is provided by paying to the Investor, within ten business days following receipt of such Investor Redemption Notice, an amount equal to 100% of the portion of the Note to be redeemed, plus accrued and unpaid interest on the portion of the Note to be redeemed; provided, however, that an Investor Redemption Notice shall only be effective and the Company shall only be required to carry out an Investor Redemption following the occurrence of one or more of the following "DESIGNATED EVENTS":

               (i) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company's capital stock entitling that person to exercise 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in elections of directors, other than any acquisition by (A) the Company, (B) any of the Company's subsidiaries, (C) any of the Company's employee benefit plans,
     (D) John F. Terwilliger or (E) any holders of Notes; or

               (ii) one or more persons file a Statement on Schedule TO or a Statement on Schedule 13D (or any successors thereto) stating that they have become and actually are beneficial owners of voting stock representing more than 80%, in the aggregate, of the voting power of all of the Company's classes of voting stock entitled to vote generally in the election of the members of the Company's board of directors; or

               (iii) the consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another person, other than:

                    (A) any transaction: (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's capital stock; and (ii) pursuant to which holders of the Company's capital stock immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; or

                    (B) any merger solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

     Section 3.     Defaults.

     The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Note:

          (a) The Company shall fail to pay (i) when due any principal or interest payment hereof on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) days of Company's receipt of Investor's written notice to Company of such failure to pay; or

          (b) The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 3(a)) and such failure shall continue for ten (10) days after written notice thereof is delivered to the Company; or

          (c) Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Investor in writing in connection with this Note, or as an inducement to the Investor to purchase this Note, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

          (d) The Company shall (i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness to be paid by the Company (excluding this Note, which default is addressed by Section 3(a) above, but including any other evidence of indebtedness of the Company to the Investor) and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of indebtedness, and the effect of such failure or default is to cause, or permit the holder thereof to cause, indebtedness in an aggregate amount of One Million Dollars ($1,000,000) or more to become due prior to its stated date of maturity; or

          (e) The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

          (f) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

          (g) One or more judgments for the payment of money in an amount in excess of One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate, outstanding at any one time, shall be rendered against the Company and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.

     Section 4.     Rights Of Investor Upon Default.

          Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 3(f) or 3(g) hereof) and at any time thereafter during the continuance of such Event of Default, the Investor may, by written notice to the Company, declare all outstanding amounts payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 3(f) or 3(g) hereof, immediately and without notice, all outstanding amounts payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Investor may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

     Section 5.     Conversion.

          (a) Investor Conversion. At any time, and from time to time, the Investor may, at its sole and exclusive option, convert all or any part of the principal (but not interest) outstanding under this Note into fully paid and nonassessable shares of common stock (the "Common Stock") of the Company at a conversion price per share of Common Stock equal to $1.00, subject to adjustment as provided in Section 6 hereof (the "Conversion Price").

          (b) Automatic Conversion. The entire principal outstanding under this Note (but not interest) shall be automatically converted into shares of Common Stock, at the Conversion Price upon the closing of an underwritten public offering (a "PUBLIC OFFERING") of Common Stock in which (i) gross proceeds to the Company are equal to or greater than $5 million and (ii) the price-per-share of the Common Stock sold in the Public Offering is equal to or greater than 150% of the then applicable Conversion Price.

          (c) Company Conversion. At any time after May 1, 2006 and prior to the Maturity Date, the Company may, at its sole option and effective upon the date (the "COMPANY CONVERSION DATE") on which written notice (the "COMPANY CONVERSION NOTICE") of conversion is sent to the Investor, cause all or part of the principal outstanding under this Note (but not interest) to be converted into shares of Common Stock, at the Conversion Price, provided that the Market Price (as defined below) of the Common Stock on the Company Conversion Date, and for at least 20 of the 30 trading days ending on the Company Conversion Date, is in excess of 200% of the then applicable Conversion Price. For purposes hereof, "MARKET PRICE" shall mean the closing sale price of the Common Stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the common stock is traded or, if the common stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Company's board of directors will determine the closing sale price on the basis it considers appropriate.

          (d) MECHANICS AND EFFECT OF CONVERSION . No fractional shares of Common Stock shall be issued upon conversion of this Note. Upon the conversion of the entire principal outstanding under this Note, in lieu of the Company issuing any fractional shares to the Investor in cash, the Company shall pay to the Investor the amount of outstanding principal that is not so converted. On partial conversion of this Note, the Company shall issue to the Investor (i) the shares of Common Stock into which a portion of this Note is converted and (ii) a new subordinated convertible promissory note having identical terms to this Note, except that the principal amount thereof shall equal the difference between (A) the principal amount of this Note immediately prior to such conversion minus (B) the portion of such principal amount converted into Common Stock. Upon conversion of this Note pursuant to this Section 5, the Investor shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to the Investor at such principal office a certificate or certificates for the number of shares of Common Stock, to which the Investor shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Investor is entitled upon such conversion under the terms of this Note.

          (e) Reservation Of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of capital stock of the Company, solely for the purpose of effecting the conversion of this Note, such number of its shares of capital stock of the Company as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of capital stock of the Company shall not be sufficient to effect the conversion of this Note, the Company hereby covenants and agrees to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of capital stock to such number of shares as shall be sufficient for such purpose.

          (f) Payment Of Expenses And Taxes On Conversion. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution, issuance and delivery of stock certificates and new promissory notes pursuant to this Section 5 hereof, except that, in the event such stock certificates or new promissory notes shall be registered in a name or names other than the name of the holder of this Note, funds sufficient to pay all stock transfer fees, which shall be payable upon the execution and delivery of such stock certificate or certificates or new promissory notes, shall be paid by the holder hereof to the Company at the time of delivering this Note to the Company upon conversion.

     Section 6.     Conversion Price Adjustments.

          (a) Adjustment For Stock Splits And Combinations. If the Company shall at any time or from time to time after the date of original issuance of this Note (the "Date of Original Issue") effect a stock split or subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased, and, conversely, if the Company shall at any time or from time to time after the Date of Original Issue combine the outstanding shares of Common Stock (including by way of reverse stock split)into a smaller number of shares, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the stock split, subdivision or combination becomes effective.

          (b)     Adjustment For Common Stock Dividends And Distributions.
If the Company at any time or from time to time after the Date of Original Issue issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable solely in additional shares of Common Stock, the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the sum of the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 6(b) to reflect the actual payment of such dividend or distribution.

          (c) Adjustments For Other Dividends And Distributions. If the Company at any time or from time to time after the Date of Original Issue issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or in other property, in each such event provision shall be made so that the Investor shall receive upon conversion hereof, in addition to the number of shares of Common Stock receivable hereupon, the amount of securities of the Company or other property which such Investor would have received had this Note been converted into Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the Investor or with respect to such other securities or other property by their terms. As used herein, the term "other property" does not include cash.

          (d)     Adjustment For Reclassification, Exchange And Substitution.
If at any time or from time to time after the Date of Original Issue, the Common Stock issuable upon the conversion of this Note is changed into the same or a different number of shares of any class or series of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), then in any such event the Investor shall have the right thereafter to convert this
Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which this Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          (e)     Sale Of Shares Below Market Price.

               (i) If at any time or from time to time after the Date of Original Issue and before the Maturity Date, the Company issues or sells, or is deemed by the provisions of clause (iii) of this Section 6(e) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than a subdivision or combination of shares of Common Stock or as a dividend or other distribution of Common Stock as provided for elsewhere in this Section 6, for an Effective Price (as hereinafter defined) less than the Conversion Price, as adjusted hereunder (such lower price, the "BASE CONVERSION PRICE"), then and in each such case the then existing Conversion Price shall be reduced as of the close of business on the date of such issue or sale to a price equal to 100% of the Base Conversion Price.

               (ii) For the purpose of making any adjustment required under this Section 6(e):

                    (A) "Additional Shares Of Common Stock" means all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, or capital stock of the Company issued upon the exercise or conversion of Convertible Securities, other than shares of Common Stock issued or issuable:

                    (1) Convertible Securities outstanding as of the Date of Original Issue; or

                    (2) to employees, officers or directors of the Company, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Company's Board of Directors and issued pursuant to a registration on, and in strict conformity with the eligibility requirements of, Form S-8; or

                    (3) to consultants of the Company, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Company's Board of Directors and issued pursuant to a registration on, and in strict conformity with the eligibility requirements of, Form S-8; or

                    (B) "Aggregate Consideration Received" by the Company for any issue or sale of securities shall (1) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (2) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors of the Company, and (3) if Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors of the Company to be allocable to such Additional Shares of Common Stock or Convertible Securities.

                    (C) "Convertible Securities" means stock or other securities (including options, warrants and other rights) of the Company ultimately convertible into or exercisable for shares of Common Stock.

                    (D) "Effective Price" of Additional Shares of Common Stock means the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 6(e), into the Aggregate Consideration Received, or deemed to have been received by the

               Company for such issue under this Section 6(e), for such Additional Shares of Common Stock.

               (iii) For the purpose of making any adjustment to the Conversion Price required under this Section 6(e), if the Company issues or sells any Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon conversion of the Convertible Securities is less than the Conversion Price, the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities that number of Additional Shares of Common Stock equal to the maximum number of shares of Common Stock issuable upon conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Convertible Securities, plus the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that:

               (A) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

               (B) if the minimum amount of consideration payable to the Company upon the conversion of Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced;

               (C) if the minimum amount of consideration payable to the Company upon the conversion of Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the conversion of Convertible Securities; and

               (D) no further adjustment of the Conversion Price, adjusted or subject to adjustment upon the issuance of such Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the conversion of any such Convertible Securities, unless the actual Aggregate Consideration Received is different than that previously deemed to be received prior to such issuance. If the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold on the exercise of such rights of conversion of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of this Note.

          (f) Certificate Of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of this Note, the Company, at its own expense, shall cause its Treasurer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Investor at the Investor's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment in the Conversion Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

          (g) Notices Of Record Date. Upon (i) the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other Company, or any transfer of all or substantially all the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Investor at least 20 days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities), shall be entitled to exchange their shares of Common Stock (or other securities), for securities or other property deliverable upon such reorganization, reclassification transfer, consolidation, merger, dissolution, liquidation or winding up.

          (h) No Impairment. The Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Investor against dilution or other impairment as provided herein.

     Section 7.     Ranking.

          This Note is a subordinated unsecured general obligation of the Company. The Note ranks junior in right of payment to all of the Company's other existing and future senior unsecured indebtedness and will be senior in right of payment only to future indebtedness of the Company that expressly makes, by the terms thereof, such indebtedness subordinate to this Note. This Note is effectively subordinated to any of the Company's existing and future secured indebtedness to the extent of the assets securing such indebtedness.

     Section 8.     Defenses.

          The obligations of the Company under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

     Section 9.     Exchange or Replacement of Notes.

          (a) The Investor may, at its option, in person or by duly authorized attorney, surrender this Note for exchange, at the principal business office of the Company, and receive in exchange therefore, a new Note in the same principal amount as the unpaid principal amount of this Note and bearing interest at the same annual rate as this Note, each such new Note to be dated as of the date of this Note and to be in such principal amount as remains unpaid and payable to such person or persons, or order, as the Investor may designate in writing.

          (b) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note and (in the case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Company will deliver a new Note of like tenor in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 9 shall be dated as of the date of this Note.

     Section 10.     Attorneys' and Collection Fees.

          Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees and expenses, incurred by the Investor in collecting or enforcing this Note.

     Section 11.     Waivers.

          The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note. No delay by the Investor in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Investor and then only to the extent set forth therein.

     Section 12.     Amendments.

          This Note may not be amended without the express written consent of both the Company and the Investor.

     Section 13.     Governing Law.

          This Note is made and delivered in, and shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to principles of conflicts of laws of the State of Texas or any other state). Any action to enforce the terms of this Note shall be exclusively brought in the state and/or federal courts in Harris County, Texas.

     Section 14.     Successors and Assigns.

          The rights and obligations of the Company and the Investor under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Notwithstanding the foregoing, neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Investor

     Section 15.     Notices.

          All notices, requests, demands and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by notice to the other parties listed below:

          (a)     If to the Company:     Houston American Energy Corp.
                                         801 Travis, Suite 2020
                                         Houston, Texas 77002
                                         Attention:     John Terwilliger
                                         Telephone:     713-222-6966
                                         Facsimile:     713-222-6440

          (b)     If to the Investor:    At the address shown on the signature
                                         page

Each such notice, request or other communication shall be effective (i) upon receipt (provided, however, that notices received on a Saturday, Sunday or legal holiday or after 5:00 p.m. on any other day will be deemed to have been received on the next business day), if given by legible facsimile transmission with proof from sender of confirmation of receipt, or (ii) if given by any other means, when delivered at the address specified in this Section 14.

     Section 16.     No Rights of Stockholders.

          Except as otherwise provided herein, this Note shall not entitle the Investor to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

     Section 17.     Entire Agreement.

          This Note, the Note Purchase Agreement and the Registration Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereto and thereof.

     Section 18.     Headings.

          The headings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officer as of the date indicated below.

                                        HOUSTON AMERICAN ENERGY CORP.
Date:     _____________, 2005

                                        By:     _____________________________
                                        Name:     John Terwilliger
                                        Title:     President

Note No.            _____________________
Amount:             $____________________
Investor Name:      _____________________
Address:            _____________________
                    _____________________
Telephone:          _____________________
Facsimile:          _____________________

                                     ANNEX A


                                CONVERSION NOTICE


(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert the above Note No. _____ into shares of Common Stock, $0.001 par value per share, of Houston American Energy Corp. according to the provisions hereof, as of the date written below.

Conversion calculations:           _____________________________________________
                                   Date of Conversion Notice

                                   _____________________________________________
                                   Principal Amount of Note to be Converted

                                   _____________________________________________
                                   Conversion Price

                                   _____________________________________________
                                   Number of Shares to be Issued Upon
                                   Conversion

                                   _____________________________________________
                                   Signature

                                   _____________________________________________
                                   Name

                                   _____________________________________________
                                   Address


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